UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of Registrant as Specified in Its Charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

200 Village Road, Lahaina, Maui, Hawaii, 96761

(Address of principal executive offices)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

Maui Land & Pineapple Company, Inc. announced today that the New York Stock Exchange (NYSE) has accepted the Company’s plan for continued listing on the NYSE. As a result, the Company’s common stock will continue to be listed on the NYSE, subject to quarterly reviews by the NYSE to monitor the Company’s progress against the plan.

The NYSE notified the Company on October 23, 2012 that the Company had fallen below the NYSE’s continued listing standards because its average market capitalization was less than $50 million over a 30 trading-day period and its most recently reported shareholders’ equity was less than $50 million.  With the acceptance of the plan, the Company has 18 months from the original notification date in which to comply with the average market capitalization standard, subject to its compliance with the NYSE’s other continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: January 14, 2013	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer